NUMBER                                                          Shares
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                          Orex Gold Mines Corporation
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELWARE

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


                                   COMMON STOCK                CUSIP 686162 10 8

This Certifies That:


is owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK of $.0001 PAR VALUE EACH OF

                          OREX GOLD MINES CORPORATION

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:                                                          COUNTERSIGNED:

                                                    OLDE MONMOUTH STOCK TRANSFER
                               77 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716
                                                                  TRANSFER AGENT

                                /CORPORATE SEAL/



         /S/                                                        /S/
      SECRETARY                                                  PRESIDENT